United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note

This Amendment to Form 8-K replaces in its entirety the Company’s Form 8-K filed earlier on September 27, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2018, G. William Beale notified the Board of Directors of Union Bankshares Corporation (the “Company”) of his resignation from the Boards of Directors of the Company and its subsidiary Union Bank & Trust (the “Bank”), effective September 30, 2018, in order to pursue his consulting business. Mr. Beale served as Chief Executive Officer of the Company since its inception in 1993 to January 2017 and had previously served as Chief Executive Officer of the Bank prior to the formation of the Company. He has served as a director of the Company since 1993 and the Bank since 1991. His resignation does not relate to any disagreement on matters relating to the Company’s operations, policies or practices.

In connection with his resignation, the Company terminated Mr. Beale’s role as a Senior Advisor and his duty to render Senior Advisory Services to the Company effective as of September 30, 2018, pursuant to the terms of his Transition Agreement with the Company, dated August 23, 2016 (the “Transition Agreement”). Mr. Beale will continue to receive his Transition Fee (as defined in the Transition Agreement) and benefits, including insurance benefits, per the terms of the Transition Agreement until March 31, 2019. He will also be provided access to an office until March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: September 27, 2018	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and Chief Financial Officer